Exhibit 10.5

625 WESTPORT PKWY., GRAPEVINE, TX. 76051 P: 817 424 2000 F: 817 424 2002

May 31, 2018

Mr. Daniel A. DeMatteo
625 Westport Parkway
Grapevine, Texas 76051
RE:    Amendment to Executive Employment Agreement
Dear Dan:
This letter agreement (this “Amendment”) amends the Executive Employment Agreement dated May 10, 2013, as amended March 1, 2018 (the “Employment Agreement”) between you (“Executive”) and GameStop Corp. (the “Company”) as follows:
The reference to “$400,000” in Section 3(a) of the Employment Agreement is hereby changed to “$500,000,” effective May 31, 2018.
For the avoidance of doubt, your bonus opportunity for fiscal year 2018 will be determined as a weighted average of: (i) for the portion of fiscal year 2018 preceding the date of this Amendment, your target annual bonus opportunity as in effect prior to the Amendment, and (ii) for the remaining portion of fiscal year 2018 commencing on the date of this Amendment, your target annual bonus opportunity as determined based upon the salary increase described herein.
Except as otherwise set forth in this Amendment, all of the terms and conditions of the Employment Agreement remain unchanged.
To confirm your agreement with the foregoing, please countersign this Amendment in the space below provided.
GAMESTOP CORP.

By:	/s/ Shane S. Kim
Name:	Shane S. Kim
Title:	Interim CEO

Agreed on May 31, 2018:

/s/ Daniel A. DeMatteo
Daniel A. DeMatteo